SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2003

CYSIVE, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-27607	54-1698017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10780 Parkridge Blvd., Suite 400
Reston, VA 20191
(Address of Principal Executive Offices) (Zip Code)

(703) 259-2300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On August 14, 2003, Cysive, Inc. (the “Company”) announced that it took specific actions to reduce its overall cost structure by (i) eliminating between 25 to 30 positions by September 1, 2003, and (ii) restructuring the lease obligation for its Atlanta, Georgia office. The Company expects that these actions will result in cost savings of approximately $805,757 per quarter.

Item 7. Financial Statements and Exhibits

     (a) Financial Statements of businesses acquired: Not Applicable

     (b) Pro Forma Financial Information: Not Applicable

     (c) Exhibits. Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cysive, Inc.

By:	/s/ John R. Lund

John R. Lund
Vice President, Chief Financial Officer, Treasurer, Secretary and Director

Date:	August 15, 2003